UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2015

EndoChoice Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37414	90-0886803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11810 Wills Road Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 682-3636

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On June 30, 2015, EndoChoice Holdings, Inc., a Delaware corporation, and certain of its subsidiaries, (hereinafter referred to collectively as “EndoChoice” or the “Company”), refinanced its outstanding debt by entering into a new term loan credit and security agreement (the “Term Loan Credit Agreement”) and a new revolving loan credit and security agreement (the “Revolving Loan Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”) each dated June 30, 2015 (the “Closing Date”) by and among EndoChoice Holdings, Inc. and the other parties thereto that are designated as borrowers, MidCap Financial Trust, a Delaware statutory trust, as Administrative Agent, and the lenders from time to time party thereto. The Term Loan Credit Agreement provides for a five-year $43.0 million senior term loan facility (the “Term Loan Facility”) secured by a lien on substantially all of the assets of EndoChoice and its domestic subsidiaries (other than intellectual property, which is subject to a negative pledge only). The Revolving Loan Credit Agreement provides for a five-year $15.0 million senior revolving credit facility (the “Revolving Credit Facility”) also secured by a substantially all assets lien.

The Term Loan Facility bears interest at a fixed rate of 9.5% per annum and is subject to an end of term fee of 2.95% of the $43.0 million advanced under the Term Loan Facility. Interest-only payments are due during the first 30 months of the Term Loan Facility, with principal payments beginning thereafter in equal monthly installments until maturity. Amounts drawn under the Revolving Credit Facility will bear interest at the LIBOR Rate (as defined in the Revolving Loan Credit Agreement) plus 5.25% per annum, while the undrawn portion is subject to an unused line fee of 0.50% per annum. No amounts were drawn under the Revolving Credit Facility on the Closing Date. The full amount of the Term Loan Facility was drawn on the Closing Date.

Proceeds from the Term Loan Facility were used to repay $40.0 of outstanding loans under the Former Credit Agreement (as defined below), $2.3 million of prepayment and end of term fees under the Former Credit Agreement, and approximately $0.5 million of other fees and expenses in connection with the refinancing, with the remaining $0.2 million of proceeds used for general business purposes. The Revolving Credit Facility is expected to be used in the future for working capital needs and general business purposes.

The Credit Agreements contain representations and covenants typical for credit arrangements of comparable size in the medical device industry, including financial covenants that the Company must maintain Minimum Liquidity (as defined in the Credit Agreements) of $5.0 million and net revenues in excess of certain specified Minimum Net Revenue (as defined in the Credit Agreements) thresholds. The Credit Agreements also contain customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments, and a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Administrative Agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, termination of commitments under the Credit Agreements and realization upon the collateral securing the credit facilities.

The foregoing summary of the Credit Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 1.02 — Termination of a Material Definitive Agreement.

Concurrently with entering into the Credit Agreements described above, on June 30, 2015, the Company repaid all outstanding loans under and terminated the Growth Capital Loan and Security Agreement dated February 18, 2014 (the “Former Credit Agreement”), by and among EndoChoice Holdings, Inc. (as successor to ECPM Holdings, LLC), the other parties thereto that are designated as borrowers, and TriplePoint Capital LLC, as lender. In connection with such termination, the Company paid prepayment and end of term fees totaling $2.3 million and will recognize a loss on early debt retirement of approximately $2.3 million in the second quarter of 2015.

Also concurrently with entering into the Credit Agreements described above, on June 30, 2015, the Company terminated the Loan and Security Agreement dated as of September 9, 2013 by and among EndoChoice Holdings, Inc. (as successor to ECPM Holdings, LLC), the other parties thereto that are designated as borrowers, and Silicon Valley Bank. There were no outstanding amounts owing under the Silicon Valley Bank facility.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 — Other Events.

On June 30, 2015, EndoChoice Holdings, Inc. issued a press release announcing the refinancing of its outstanding debt. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit and Security Agreement (Term Loan) dated as of June 30, 2015, by and among EndoChoice Holdings, Inc., the other parties thereto that are designated as borrowers, MidCap Financial Trust as Administrative Agent, and the lenders party thereto.

10.2	Credit and Security Agreement (Revolving Loan) dated as of June 30, 2015, by and among EndoChoice Holdings, Inc., the other parties thereto that are designated as borrowers, MidCap Financial Trust as Administrative Agent and as a lender, and the other lenders party thereto.

99.1	Press Release, dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015

ENDOCHOICE HOLDINGS, INC.

By:	/s/ David N. Gill
David N. Gill
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit and Security Agreement (Term Loan) dated as of June 30, 2015, by and among EndoChoice Holdings, Inc., the other parties thereto that are designated as borrowers, MidCap Financial Trust as Administrative Agent, and the lenders party thereto.

10.2	Credit and Security Agreement (Revolving Loan) dated as of June 30, 2015, by and among EndoChoice Holdings, Inc., the other parties thereto that are designated as borrowers, MidCap Financial Trust as Administrative Agent and as a lender, and the other lenders party thereto.

99.1	Press Release, dated June 30, 2015.